Exhibit 99.22


                               FIRST AMENDMENT TO
                               ------------------
                           CHANGE IN CONTROL AGREEMENT
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     This is an amendment to the CHANGE IN CONTROL AGREEMENT  previously entered into on June 7, 2001 by and between STEPHEN M. ANNIS and SAN JOAQUIN BANK.

The parties to this AMENDMENT hereby agree to the following:

A. That the creation of the bank holding company to be named San Joaquin Bancorp., a California corporation, and the subsequent acquisition of San Joaquin Bank, a California corporation, by San Joaquin Bancorp ., does not constitute a "Change in Control" under Paragraph 1.(a) of the CHANGE IN CONTROL AGREEMENT.

B. That the change of STEPHEN M. ANNIS' employment status from Senior Vice President, Chief Financial Officer and Corporate Secretary of San Joaquin Bank to Senior Vice President, Chief Financial Officer and Corporate Secretary of San Joaquin Bancorp ., and Senior Vice President, Chief Financial Officer and Corporate Secretary of San Joaquin Bank, does not constitute "Good Reason" under Paragraph 1.(b) of the CHANGE IN CONTROL AGREEMENT.

C. That neither the transaction described in Paragraph A above nor the change in employment status of STEPHEN M. ANNIS described in Paragraph B above entitles STEPHEN M. ANNIS to the Severance Payment described in Paragraph 1.(c) and Paragraph 1.(d) of the CHANGE IN CONTROL AGREEMENT or to any benefits in the Incentive Programs described in Paragraph 1.(e) of the CHANGE IN CONTROL AGREEMENT.

     NOW, THEREFOR, the parties to this AMENDMENT hereby agree to amend the CHANGE IN CONTROL AGREEMENT as follows:

     1. The words "SAN JOAQUIN BANK, (the "Bank")" in the initial paragraph are hereby changed to state:

               SAN JOAQUIN BANK and SAN JOAQUIN BANCORP. For purposes of this Agreement, the term the "Bank" shall hereinafter collectively refer to SAN JOAQUIN BANK and/or SAN JOAQUIN BANCORP.

          2. In all other respects, the parties reaffirm the CHANGE IN CONTROL AGREEMENT dated June 7, 2001.


                           [SIGNATURE PAGE TO FOLLOW]

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     IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of San Joaquin Bank and San Joaquin Bancorp by its duly authorized officers, this 30th day of April, 2003.


EXECUTIVE:                              SAN JOAQUIN BANK,



/s/ Stephen M. Annis                    By:  /s/ Bruce Maclin
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Stephen M. Annis                        Bruce Maclin, Chairman of the Board



                                        By:  /s/ Bart Hill
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                                        Bart Hill, President and CEO



                                        SAN JOAQUIN BANCORP,



                                        By:  /s/ Bruce Maclin
                                           ----------------------------------
                                        Bruce Maclin, Chairman and CEO



                                        By:  /s/ Bart Hill
                                           ----------------------------------
                                        Bart Hill, President


       [SIGNATURE PAGE TO FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT]

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